UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2017

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55326	46-4333787
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 503, 5/F, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong, S.A.R.

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers

(c), (d) On July 1, 2017, the Company’s Board of Directors appointed Ms. Beverly Tai Hai-hua CHEN, age 59, to act as principal financial officer and principal accounting officer of the Company, Chief Financial Officer and Assistant Secretary. A majority of shareholders of the Company, acting by written consent dated July 1, 2017, elected Ms. Chen to the Board of Directors of the Company.

Ms. Chen has over 30 years of accounting experience across a variety of industries including retail, services, investment management and management consulting. From July 2015, Ms. Chen has served as the founder and legal representative of the business consulting firm Shenzhen United Suisse Fund Management Company, Limited and from June 2010 has served as the director of the trading company Suisse Fiduciary Company AG, Limited. Through her service in these positions, the Company’s Board of Directors believes Ms. Chen has gained extensive experience in preparing and reviewing financial statements for her own businesses, her clients and potential investee companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, S.A.R., on the 6th day of July, 2017.

IMAGE CHAIN GROUP LIMITED, INC.

By:	/s/ David Po
David Po
Chairman, Chief Executive Officer and President